Exhibit 5 (a)

First SunAmerica	New Business Documents	Overnight With Checks
Life Insurance Company 733 Third Avenue New York, New York 10017	With Checks P. O. Box 100330 Pasadena, CA 91189-0001 Without Checks P.O. Box 54299 Los Angeles, CA 90054-0299	BONPC 1111 Arroyo Parkway Suite 150 Lockbox # 100357 Pasadena, CA 91105

DEFERRED ANNUITY APPLICATION	FSA-549 (2/02)
Please print or type.

A.    OWNER

Last Name		First Name		Middle Initial

Street Address

City	State		Zip Code

Mo. Day Year	☐ M ☐ F		( )

Date of Birth	Sex	SSN or TIN	Telephone Number	E-mail Address

JOINT OWNER (If Applicable):

Last Name		First Name		Middle Initial

Mo. Day Year	☐ M ☐ F			( )

Date of Birth	Sex	SSN	Relationship to Owner	Telephone Number

B.    ANNUITANT (Complete only if different from Owner)

Last Name		First Name		Middle Initial

Street Address

City	State		Zip Code

Mo. Day Year	☐ M ☐ F		( )

Date of Birth	Sex	SSN	Telephone Number	E-mail Address

JOINT ANNUITANT (If Applicable):

Last Name		First Name		Middle Initial

Mo. Day Year	☐ M ☐ F			( )

Date of Birth	Sex	SSN		Telephone Number

C.    OPTIONAL ELECTIONS: Optional Elections may be chosen only at the time of application.
(Please see your financial representative and the prospectus for information about Optional Elections.)

☐	Maximum Anniversary Value Death Benefit
This Optional Death Benefit is available through issue age 80. If this option is not chosen, the standard death benefit will be payable upon the death of the owner.

D.    BENEFICIARY (Please list any additional beneficiaries, in Section H. Additional Instructions)

☑ Primary

	Last Name	First Name	M I	Relationship	Percentage
☐ Primary ☐ Contingent

	Last Name	First Name	M I	Relationship	Percentage
☐ Primary ☐ Contingent

	Last Name	First Name	M I	Relationship	Percentage

E.    TYPE OF CONTRACT (If this is a transfer or 1035 Exchange, please complete form [F-2500NB] and submit it with this Application Form)

❒ QUALIFIED PLAN    [(MINIMUM $2,000)]                     PLEASE INDICATE SPECIFIC QUALIFIED PLAN TYPE BELOW:
☐ IRA (tax year             )        ☐ IRA TRANSFER        ☐ IRA ROLLOVER        ☐ ROTH IRA        ☐ TSA          ☐ Other

❒ NON-QUALIFIED PLAN    [(MINIMUM $10,000)]

☐ Check included with this Application form for $

F.    SPECIFIED ANNUITY DATE: Anticipated date income payments begin. (Must be at least 2 years after the Contract Date but not beyond the Annuitant’s 90th birthday or ten years after the Contract Date. Note: If left blank, the Annuity Date will default to the latest date for nonqualified and to the date on which You will be age 70 ½ for qualified contracts.)

Month                          Day                          Year

G.    SPECIAL FEATURES (Optional)

☐	SYSTEMATIC WITHDRAWAL: Include Form Number [F-5550SW (4/01)] with this Application Form.
☐	PRINCIPAL ADVANTAGE: Check here and indicate allocations as percentages in item I.
☐	AUTOMATIC ASSET REBALANCING: I request the accounts to be REBALANCED as designated in item I at the frequency initialed below:
(Select only one) Quarterly Semiannually Annually

H.    ADDITIONAL INSTRUCTIONS (Additional Beneficiaries, Transfer Company Information; etc.)

I.    INVESTMENT & DCA INSTRUCTIONS (Allocations must be expressed in whole percentages and the total allocation must equal 100%)

Payment Allocations	DCA Target Allocations	Portfolio
________%	________%	Growth-Income
________%	________%	Real Estate
________%	________%	Federated Value
________%	________%	Telecom Utility
________%	________%	Goldman Sachs Research
________%	________%	Marsico Growth
________%	________%	MFS Growth & Income
________%	________%	International Diversified Equities
________%	________%	Emerging Markets
________%	________%	International Growth & Income
________%	________%	Putnam Growth
________%	________%	Aggressive Growth
________%	________%	Blue Chip Growth
________%	________%	“Dogs” of Wall Street
________%	________%	Growth Opportunities
________%	________%	Growth
________%	________%	Natural Resources
________%	________%	Large Cap Growth Portfolio
________%	________%	Large Cap Composite Portfolio
________%	________%	Large Cap Value Portfolio
________%	________%	Mid Cap Growth Portfolio
________%	________%	Mid Cap Value Portfolio
________%	________%	Small Cap Portfolio
________%	________%	International Equity Portfolio
________%	________%	Diversified Fixed Income Portfolio
________%	________%	Cash Management Portfolio
________%	________%	Growth Strategy
________%	________%	Small & Mid Cap Value
________%	________%	Foreign Value
________%	________%	Strategic Growth Portfolio
________%	________%	Conservative Growth Portfolio
________%	________%	Balanced Portfolio
________%	________%	Conservative Balanced Portfolio
________%	________%	Flexible Income Portfolio
________%	________%	Corporate Bond
________%	________%	Global Bond
________%	________%	Worldwide High Income
________%	________%	High-Yield Bond
________%	________%	Government and Quality Bond
________%	________%	Nations High Yield Bond
________%	________%	Focus Growth Portfolio
________%	________%	Focus Growth & Income Portfolio
________%	________%	Focus TechNet Portfolio
________%	________%	Focus Value Portfolio
________%	________%	Equity Income Fund
________%	________%	Growth & Income Fund
________%	________%	Growth Fund of the Northwest
________%	________%	Growth Fund
________%	________%	Mid Cap Stock Fund
________%	________%	Small Cap Stock Fund
________%	________%	International Growth Fund
________%	________%	Alliance Growth
________%	________%	Global Equities
________%	________%	Davis Venture Value
________%	________%	Nations Marsico Growth & Income
________%	________%	Nations Marsico International Opportunities
________%	________%	Alliance Growth
________%	________%	Global Equities
________%	________%	Nations Capital Growth
________%	________%	Nations MidCap Growth
________%	________%	Nations Small Company
________%	________%	Nations Value Fund
________%	________%	Nations International Value
________%	________%	Nations Marsico 21st Century
________%	________%	Nations Marsico Focused Equities
________%	________%	MFS Mid-Cap Growth
________%	________%	International Diversified Equities
________%	________%	Technology
________%	________%	Nations Asset Allocation
________%	________%	Asset Allocation
________%	________%	MFS Total Return
________%	________%	SunAmerica Balanced
________%	________%	Short Term Income Fund
________%	________%	Government Securities Fund
________%	________%	Income Fund
________%	________%	Money Market Fund
________%	________%	Capital Appreciation
________%	________%	Moderate Growth Strategy
________%	________%	Conservative Growth Strategy
________%	________%	Lord Abbett Series Fund
________%	________%	Balanced Growth Strategy

ASSET ALLOCATION MODELS

Allocate ________% to:

☐ Model A         ☐ Model B         ☐ Model C         ☐ Model D         ☐ Model E

FIXED ACCOUNT OPTIONS

MVA Fixed Account Option         Non-MVA Fixed Account Option

________% 3-year                                  ________% 1-year

☐    I elect to systematically transfer the interest earned in the 1-Year Non-MVA Fixed Account Option to the DCA Target Allocations indicated above.

Indicate the percentage (%) of the Initial Purchase Payment to be allocated to the DCA Account(s) below*:

________% 6-Month DCA Account                                                                                                       ________% 1-Year DCA Account

*DCA Program will begin 30 days from the date of deposit. Please indicate the DCA Target Allocations in the spaces provided above. Total must equal 100%. The total minimum transfer amount is $100. We reserve the right to adjust the number of transfers in order to meet the minimum transfer amount.

J.    STATEMENT OF OWNER

Do you authorize the delivery of the prospectus and other required documentation to your personal Internet Address in lieu of receipt by mail? ❒ Yes ❒ No If Yes, You must indicate Your e-mail Address in the space provided on page 1.

Do you have any existing life insurance or annuity contracts? ❒ Yes ❒ No If yes, will this Contract replace an existing life insurance or annuity contract? ❒ Yes ❒ No (If yes, please attach transfer forms, replacement forms and indicate below, the name of the existing issuing company and the contract number.)

Company Name	Contract Number

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this Application Form shall be a part of any Contract issued by the Company. I verify my understanding that the Purchase Payments and values provided by the Contract, when based on investment experience of variable subaccounts(s), are variable and not guaranteed as to dollar amount. If a return of Purchase Payments is required under the Right to Examine Provision of the Contract, I understand the Company reserves the right to allocate my Purchase Payments to the Cash Management Portfolio until the end of the Right to Examine period. I further understand that at the end of the Right to Examine period, the Company will allocate my funds according to my investment instructions. I understand that all payments and values based on the multi-year Fixed Account Option are subject to a Market Value Adjustment formula, which may result in upward and downward adjustments in amounts available for withdrawal. I acknowledge receipt of the current prospectuses for the variable annuity Contract as well as the applicable underlying funds of the trusts. I have read them carefully and understand their contents. My signature below confirms that this variable annuity is suitable to my objectives and needs.

Signed at

City	State	Date

Owner’s Signature		Joint Owner’s Signature (If Applicable)

Registered Representative’s Signature

K.    LICENSED/REGISTERED REPRESENTATIVE INFORMATION

Will this Contract replace in whole or in part any existing life insurance or annuity contract?
❒ Yes ❒ No

Printed Name of Registered Representative		Social Security Number

Representative’s Street Address	City	State	Zip

( )

Broker/Dealer Firm Name	Representative’s Phone Number	Licensed Agent ID Number	Representative’s Email Address

For Office Use Only